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                                                                   EXHIBIT 10.37


           SECOND AMENDMENT TO THE LIMITED LIABILITY COMPANY OPERATING
                      AGREEMENT OF PETRO TRAVEL PLAZA LLC

     This SECOND AMENDMENT TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF PETRO TRAVEL PLAZA LLC (this "Amendment") is entered into as of December 19, 2002 (the "Effective Date"), by and between Petro Stopping Centers, L.P., a Delaware limited partnership ("Petro"), and Tejon Development Corporation, a California corporation ("TDC" together with Petro, the "Members").

                                    RECITALS

     A. The Members are parties to that certain Limited Liability Operating Agreement of Petro Travel Plaza LLC dated December 5, 1997, as previously amended by that certain First Amendment to Limited Liability Company Operating Agreement of Petro Travel Plaza LLC dated January 1, 1999 (the "Operating Agreement").

     B. The Members desire to cause Petro Travel Plaza LLC, a California limited liability company (the "Company"), to purchase "Parcel 3" and "Parcel 4" described on Exhibit "A" to this Amendment and, upon completion of a lot line adjustment or other action implemented pursuant to the California Subdivision Map Act, the portion of "Parcel 5" described said Exhibit "A" (Parcel 3, Parcel 4 and said portion of Parcel 5 being referred to herein as the "Adjacent Land"), all subject to the Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements attached hereto as Exhibit "C".

     C. The Members desire to cause the Company to design, construct and operate a new full service convenience store with fuel services (the "Second Fueling Stop") on the Adjacent Land.

     D. Except as expressly set forth in this Amendment, the parties wish to operate the Second Fueling Stop following existing operational guidelines set forth in the Operating Agreement.

                                    AMENDMENT

     NOW, THEREFORE, in consideration of the premises hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members of the Company hereby agree to amend the Operating Agreement as follows:

     1. Capitalized terms set forth in this Amendment shall, unless otherwise indicated herein, have the meanings ascribed to such terms in the Operating Agreement.

     2. In addition to the business purposes set forth under Section 1.4.1 of the Operating Agreement, the purposes of the Company shall also be to (a) acquire the Adjacent Land via a deed substantially in the form attached hereto as Exhibit "B" (except that the portion of Parcel 5 to be acquired by the Company shall be acquired upon completion of a lot line adjustment or other action implemented pursuant to the California Subdivision Map Act), (b) develop and

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improve the Adjacent Land, including (i) preparing the Adjacent Land for, and constructing thereon, the Second Fueling Stop and related on-site improvements (the "SFS Improvements"), pursuant to such plans, specifications, budgets and the like which may be approved by the Members from time to time, (c) operate the SFS Improvements pursuant to the Budget (as such term is defined below) in effect from time to time and in a manner consistent with the uses for which they are designed or for such other use or uses which may be approved by the Members from time to time, and (d) do all things necessary for, incident to and connected with or arising out of such activities (including, without limitation, financing such activities and selling or exchanging the Company's business or an interest or interests therein).

     3. The Company shall purchase the Adjacent Land from Tejon Industrial Corp., a California corporation ("TIC") pursuant to a purchase and sale agreement acceptable in form and substance to TIC and the Company and for a purchase price not to exceed $960,000. Further, the Members hereby expressly authorize and approve, as required by Section 6.1.2(e) of the Operating Agreement, the execution of such purchase and sale agreement by and between the Company and TIC, which is an Affiliate of TDC.

     4. The Members acknowledge that the Adjacent Land is part of the Restricted Areas and further acknowledge and agree that the restrictions applicable to the Adjacent Land set forth under Section 1.4.2 of the Operating Agreement have been complied with by each of the Members, Affiliates of the Members and the Company. Further, each of the Members consents to the matters contemplated by this Amendment and, to the extent such matters are inconsistent with any of the rights set forth in Sections 1.4.2 or 1.4.3 of the Operating Agreement, waives any of its rights set forth in such sections with respect to the Adjacent Land and the SFS Improvements.

     5. Section 2.4 of the Operating Agreement relating to the definition of Administrative Fee is hereby amended by deleting such provision in its entirety and replacing such provision with the following:

          "2.4 `Administrative Fee' means the $29,166.66 monthly payment to be made to Petro, commencing with the first day of the calendar month following the Effective Date. Each installment of the Administrative Fee shall be payable in arrears out of Cash Available for Distribution (determined without regard to the Administrative Fee), and, to the extent that an installment or any portion thereof cannot be paid when due, such installment or portion shall thereafter be payable out of the first available Cash Available for Distribution (determined without regard to accrued Administrative Fees payable)."

     6. Section 2.14 of the Operating Agreement relating to the definition of Company Accounting and Tax Services Fee is hereby amended by deleting such provision in its entirety and replacing such provision with the following:

          2.14 "Company Accounting and Tax Services Fee" means the $2500 monthly payment to be made to Petro, commencing with the first day of the calendar

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     month following the Effective Date. Each installment of the Company
     Accounting and Tax Services Fee shall be payable in arrears out of Cash Available for Distribution (determined without regard to the Administrative Fee and the Com Accounting and Tax Services Fee), and, to the extent that an installment or any portion thereof cannot be paid when due, such installment or portion shall thereafter be payable out of the first available Cash for Distribution (determined without regard to accrued Administrative Fees and Company Accounting and Tax Service Fees payable). In the event that the Company has insufficient funds to pay both the Administrative Fee and the Company Accounting and Tax Services Fee when due, the Administrative Fee shall be paid first and, to the extent of the remaining available funds, a partial payment of the Company Accounting and Tax Services Fee shall be made."

     7. Section 2.64 of the Operating Agreement relating to the definition of System is hereby amended by deleting such provision in its entirety and replacing such provision with the following:

          "2.64 `System' means Petro's nationwide system of travel centers, including the Travel Plaza, operated by Petro or pursuant to a franchise from Petro, but such term shall not include the Second Fueling Stop."

     8. The Company shall use available cash on hand and from any available credit facilities first to acquire the Adjacent Land and then to construct the SFS Improvements. To the extent that the Company's available cash on hand and from any available credit facilities is insufficient to acquire the Adjacent Land and to complete the SFS Improvements, Company shall use its commercially reasonable best efforts to obtain a loan or loans in the aggregate amount necessary to purchase the Adjacent Land and construct the SFS Improvements. To the extent that the Company may require funds provided from future operations to enable it to pay the entire purchase price for the Adjacent Land and to construct the SFS Improvements, it shall, after taking into account available loan proceeds, immediately commence funding a Reserve from operating and other available cash flow to enable it to do so.

     9. Section 6.1.1 of the Operating Agreement is revised to read as follows:

          "6.1.1 In consideration of the Company Accounting and Tax Services Fee to be paid to Petro, Petro shall be responsible for the administrative, accounting, record-keeping, financial, tax and related functions of the Company, and Petro shall have all authority and power, on behalf of the Company and at Company expense, to perform such functions."

     10. While Petro is a Member of the Company, Petro shall be responsible for operation of the SFS Improvements and all related matters and shall have all authority and power, on behalf of the Company and at Company expense (except as otherwise provided in this Amendment or the Operating Agreement), to perform such functions. Without limiting the

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foregoing, but subject to the terms and conditions set forth below and elsewhere in this Amendment and the Operating Agreement:

          (a) Petro shall operate the Second Fueling Stop in accordance with the same standards and policies that Petro uses to operate a convenience store with fueling services that is part of a Type One "Petro Stopping Center," and it shall, on behalf of the Company, maintain high standards of quality of service and products. All services and products provided to the Company by Petro shall be at Petro's actual cost and without markup and with no carrying cost added. The authority of Petro for the operation of the SFS Improvements shall include, without limitation, the authority to operate, direct and manage personnel policies, credit policies (including the execution of agreements with credit and charge card organizations), terms of purchases, charges to customers for services and products, purchasing of operating equipment, maintenance of the Second Fueling Stop, repairs to and replacements of furnishing and equipment, and advertising, promotion and publicity relating to the Second Fueling Stop as contemplated by this Amendment.

          (b) Petro, on behalf of the Company, shall negotiate and enter into an agreement ("Branding Agreement") providing for the branding of the Second Fueling Stop for the purpose of providing brand recognition to the Second Fueling Stop and providing a source of supply for the Second Fueling Stop. Petro shall use its commercially reasonable best efforts to enter the Branding Agreement with a national brand. Petro shall operate the Second Fueling Stop and its fuel supply purchases in the manner it operates Type One "Petro Stopping Centers" owned and operated by Petro and shall have all authority in acting and dealing on behalf of the Company in branding the Second Fueling Stop. The Company shall be solely responsible and liable under the terms of the Branding Agreement for all purchases made by Petro on behalf of the Company, and the Company hereby indemnifies and agrees to defend and hold Petro, its partners, officers, directors and Affiliates harmless from any and all such liabilities. Petro hereby agrees to indemnify, defend and hold the Company and TDC and their respective officers, directors and Affiliates (other than Petro) harmless from any and all responsibilities and liabilities of Petro under the Branding Agreement other than liabilities of Petro thereunder for purchases of on behalf of the Company.

          (c) The operating practices with respect to the Travel Plaza as described in Parts (d) through (l) of Section 6.1.2 of the Operating Agreement shall also apply to the Second Fueling Stop except that: (i) Part (k)(iii) of
Section 6.1.2 of the Operating Agreement shall not apply with respect to the Second Fueling Stop; and (ii) any reference to the standards applicable to a Type One "Petro Stopping Center" shall be interpreted as meaning only those standards that would be applicable to a convenience store with fuel services operated as part of a Type One "Petro Stopping Center."

          (d) The authority granted to Petro under this Section 10 to act on behalf of Company shall include the authority for Petro to take all actions and do all things and make all payments as shall be reasonably necessary or appropriate as an incident to the exercise by Petro of such authority.

     Petro may delegate to its own employees, the employees of the Second Fueling Stop and independent contractors engaged by Petro in the operation of the Second Fueling Stop the

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performance and observance of such of the tasks and actions undertaken by Petro in its operation of the Second Fueling Stop in accordance with this Amendment or the Operating Agreement as Petro in its reasonable judgment deems to be appropriate

     11. Section 6.1.2(c) of the Operating Agreement is hereby amended by deleting such provision in its entirety and replacing such provision with the following:

               "For each Fiscal Year, Petro shall, at least forty-five (45) days before the beginning of such Fiscal Year, submit for the Members' approval an estimation of revenues and expenditures for the Travel Plaza and the Second Fueling Stop, including capital expenditures and repair, replacement and maintenance expenditures, for such Fiscal Year. Upon approval by the Members of the estimation of revenues and expenditures (as such may be revised pursuant to discussions of the Members) (the "Budget"), Petro shall use its commercially reasonable best efforts to manage and operate the Travel Plaza and the Second Fueling Stop on the basis of the Budget; that Petro shall have the authority to incur and may incur on behalf of Company in the operation of the Travel Plaza and the Second Fueling Stop emergency repair and replacement expenditures as described in Section 6.1.2(h) below."

     12. Section 6.1.2 (e) of the Operating Agreement is amended by adding the following thereto:

               "Notwithstanding the foregoing, Petro agrees, at the request of the Company, to execute and enter into a quick service restaurant ("qsr") franchise agreement in order to provide quick service restaurant offerings to the Travel Plaza. In the event Petro enters into any such qsr franchise agreements, it is agreed that (i) the Company shall reimburse Petro any out-of-pocket costs and expenses incurred by Petro in connection with execution, delivery and performance under such qsr franchise agreement; (ii) the Company would provide, at its expense, any and all insurance coverages required in connection with such qsr franchise; and (iii) the Company would pay Petro a fee equal to $1000 per month per qsr franchise agreement executed by Petro during the term of each such qsr franchise agreement, commencing on the first day of the calendar month following the effective date of any such qsr franchise agreement. In addition, it is specifically understood and agreed that the indemnification provisions provided in Section 6.7 of the Operating Agreement shall protect Petro, as a Member, acting in its capacity of franchisee under a qsr franchise agreement executed as contemplated herein and operative solely with respect to one or more sites at the Travel Plaza.

     13. Petro shall engage an architect and engineer for purposes of designing the SFS Improvements. All non-operational decisions relating to the SFS Improvements shall be made



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jointly by the Members, including, without limitation, the approval of the design and size of the Second Fueling Stop.

     14. All decisions with respect to, and arising from, the Company's participation in, or the encumbrance of the Adjacent Land by, one or more assessment districts, community facilities districts, reimbursement districts, or other financing districts that may be formed to fund transportation or other improvements that benefit the Adjacent Land or the Second Fueling Stop on a fair share basis shall be made in the sole and absolute discretion of TDC.

     15. The insurance requirement of Section 6.5 of the Operating Agreement regarding insurance shall be extended to the Second Fueling Stop. Specifically, the first sentence of Section 6.5.1 of the Operating Agreement and the first sentence of Section 6.5.2(d) of the Operating Agreement shall be amended to change the phrase "Travel Plaza" to "Travel Plaza and the Second Fueling Stop".

     16. Sections 6.1.2(b) and 6.1.2(k) of the Operating Agreement shall be amended by changing the phrase "Travel Center" to "Travel Plaza" under such sections of the Operating Agreement.

     17. Section 6.6 of the Operating Agreement is hereby amended by deleting such provision in its entirety and replacing such provision with the following:

               "6.6 Records and Reports.

                    6.6.1 Petro shall cause to be kept at the principal place of business of the Company a current list (including addresses) of the Members and other Persons holding Economic Interests in the Company, a current list of Company managers (if any), copies of the Articles and this Agreement (together with all amendments thereto or hereto), copies of Company tax returns and financial statements for the six (6) most recent fiscal years, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities and the internal affairs of the Company for at least the current and past four (4) fiscal years, and any other items required by the Act, and Petro shall cause the following reports or information to be provided to all Members:

                         (a) within one-hundred twenty (120) days after the end
                    of each fiscal year, annual financial statements, including a balance sheet, an income statement and a statement of changes in financial position for the fiscal year;

                         (b) within ninety (90) days following the end of each
                    fiscal year of the Company, a report

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                    that shall include all necessary tax reporting information required by the Member for preparation of its federal, state and local income or franchise tax returns, including each Member's pro rata share of Net Profits, Net Losses and any other items of income, gain, loss and deduction for such fiscal year; and

                         (c) promptly after receipt thereof, all other reports
                    or statements prepared by the Company's accountant.

                    6.6.2 The Members (personally or through an authorized
               representative) may, for purposes reasonably related to their interest, rights or duties, examine and copy the books and records of the Company at all reasonable times."

     18. Section 6.9 of the Operating Agreement is hereby amending by deleting such provisions in its entirety and replacing such provision with the following:

               "Company Officers. The Members may, via their mutual agreement or consent set forth in writing, appoint or remove, at any time and from time to time, one or more officers of the Company. Unless set forth in a separate written agreement between the Company and an officer of the Company, such officer shall not be entitled to compensation from the Company for services rendered by him or her as an officer of the Company. The officers of the Company shall be: Robert A. Stine ("Stine) - Chairman; Jack Cardwell ("Cardwell") - President; Keith Kirkpatrick ("Kirkpatrick") - Executive Vice-President; Edward Escudero ("Escudero") - Executive Vice-President; Jeff Warren ("Warren") - Executive Vice-President; and Allen Lyda ("Lyda") - Executive Vice President and Secretary. Stine, Warren and Lyda are collectively referred to as the "Tejon Officers", and Cardwell, Kirkpatrick and Escudero are collectively referred to as the "Petro Officers". Each Tejon Officer is empowered to assert the rights of TRC set forth herein and each Petro Officer is empowered to assert the rights of Petro set forth herein. Notwithstanding the foregoing, however, each check drawn upon an Company account, not to include the operation accounts once Travel Plaza is operating, shall require two signatures at least one of which shall that of an officer. Each officer, or group of officers, shall also have such rights and responsibilities specified from time to time via a written direction duly executed by both Members."

     19. Section 9.2 of the Operating Agreement shall be amended by deleting such provision in its entirety and replacing such provision with the following:

               "9.2 Accountants. Petro shall select and retain a certified public accounting firm to prepare the Company's

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               tax returns, to prepare the annual financial statements (which need not be audited) and to give advice with respect to the maintenance of the Company's books and records."

     20. The Company shall execute and deliver to TDC that certain Declaration of Covenants, Conditions and Restrictions and Grant and Reservation of Easements relating to the Adjacent Property and attached hereto as Exhibit "C".

     21. Each Member shall cooperate in all reasonable respects with the other Member as necessary or desirable to comply with the reporting obligations of the other Member or any of its Affiliates under state and federal securities laws.

     22. Except as amended hereby, the provisions of the Operating Agreement shall remain in full force and effect.

     23. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

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     IN WITNESS WHEREOF, the Members have duly executed this Amendment as of the day and year first above written.

PETRO STOPPING CENTERS, L.P., a           TEJON DEVELOPMENT CORPORATION,
Delaware limited partnership              a California corporation

By:                                       By:
   -----------------------------------       -----------------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


By:                                       By:
   -----------------------------------       -----------------------------------
Title:                                    Title:
      --------------------------------          --------------------------------





      [Signature Page to Second Amendment to the Limited Liability Company
                 Operating Agreement of Petro Travel Plaza LLC]

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